Exhibit 99.1


Cherokee International Reports Increases in Revenue and Net Income for First Quarter 2006

    TUSTIN, Calif.--(BUSINESS WIRE)--May 22, 2006--Cherokee
International Corporation (NASDAQ:CHRK):

    --  Revenue Increases 13% Year-Over-Year, and 11% Sequentially

    --  Net Income Increases 32% Year-Over-Year, and 960% Sequentially

    Cherokee International Corporation (NASDAQ:CHRK), a leading provider of power supplies, today announced its financial results for the quarter ended March 31, 2006.
    Net sales for the first quarter of 2006 totaled $36.1 million, up 13% compared to $32.0 million for the first quarter of 2005, and up sequentially 11% compared to $32.7 million for the fourth quarter of 2005.
    Net income for the first quarter of 2006 was $0.8 million, or $0.04 per diluted share, compared to net income of $0.6 million, or $0.03 per diluted share, for the first quarter a year ago, and grew sequentially from net income of $78,000 or $0.00 per diluted share, for the fourth quarter of 2005.
    First quarter net sales reflect an increase in our telecom revenues for the quarter. Gross profit for the quarter was $8.5 million up 11% compared to $7.6 million for the first quarter 2005. Gross margin for the first quarter was 23.6%, essentially flat from the 23.9% realized in the first quarter of 2005 and improved 440 basis points from 19.2% in the fourth quarter of 2005.
    Operating expenses were $6.6 million for the quarter compared to $6.0 million for the fourth quarter of 2005. The fourth quarter of 2005 included a final payment of $0.4 million of insurance gains. The company remains committed to actively managing its operating expenses.
    "We are very pleased with our operating results, both top and bottom line for the quarter," commented Jeffrey M. Frank, Cherokee's Chief Executive Officer. "Besides our second quarter in a row of double digit growth, we have actively improved our working capital results based on successful execution of a variety of initiatives."

    Conference Call Information

    The senior management of Cherokee will hold a conference call on Monday, May 22, 2006 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the quarter in more detail. This conference call will be webcast live and can be accessed from Cherokee's website at www.cherokeepwr.com. A replay of the webcast will be available on Cherokee's website immediately following the call.
    Investors who prefer to dial into the conference may call 877-502-9272 or 913-981-5581 for International callers. The passcode for both is 4083595. Please call in 10 minutes before the start of the call.
    A telephone replay will be available shortly after the live call. The replay number in the U.S. is 888-203-1112, and 719-457-0820 for International callers. Passcode for the telephone replay is 4083595. The telephone replay will be available through May 29, 2006.

    About Cherokee International Corporation

    Cherokee International Corporation designs and manufactures high reliability custom and standard power supplies for original equipment manufacturers. Our advanced power supply products are typically custom designed into higher-end applications in the computing and storage, wireless infrastructure, enterprise networking, medical and industrial markets.

    Safe Harbor Statement

    Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words "believe," "anticipate," "intend," "estimate," "expect" and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) changes in general economic and business conditions, domestically and internationally, (2) reductions in sales to, or the loss of, any of the Company's significant customers or in customer capacity generally, (3) changes in the Company's sales mix to lower margin products, (4) increased competition in the Company's industry, (5) disruptions of the Company's established supply channels, (6) the Company's level of debt and restrictions imposed by its debt agreements, and (7) the additional risk factors identified in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K. Except as required by law, the Company undertakes no obligation to update any forward-looking statements, even though the Company's situation may change in the future.


                  CHEROKEE INTERNATIONAL CORPORATION
           Condensed Consolidated Statements of Operations
               (In Thousands, Except Per Share Amounts)
                             (Unaudited)

                                                  Three Months Ended
                                                 ---------------------
                                                 March 31,  March 31,
                                                    2006       2005
                                                 ---------- ----------

Net sales                                         $ 36,097   $ 32,010
Cost of sales                                       27,581     24,368
                                                 ---------- ----------
 Gross profit                                        8,516      7,642
                                                 ---------- ----------
Operating Expenses:
 Engineering and development                         2,320      2,356
 Selling and marketing                               1,313      1,962
 General and administrative                          3,004      3,220
 Gain from insurance proceeds                            -     (2,490)
                                                 ---------- ----------
 Total operating expenses                            6,637      5,048
                                                 ---------- ----------
 Operating income                                    1,879      2,594

Interest expense                                      (697)      (694)
Other income, net                                       91        (27)
                                                 ---------- ----------
Income (loss) before income taxes                    1,273      1,873
Provision for income taxes                             446      1,248
                                                 ---------- ----------
Net income (loss)                                 $    827   $    625
                                                 ========== ==========

Income (loss) per share:
 Basic                                            $   0.04   $   0.03
 Diluted                                          $   0.04   $   0.03

Weighted average shares outstanding:
 Basic                                              19,260     19,206
 Diluted                                            19,531     19,408

                  CHEROKEE INTERNATIONAL CORPORATION
                 Condensed Consolidated Balance Sheets
                            (In Thousands)
                              (Unaudited)



                                              March 31,   December 31,
                                                 2006         2005
                                             ------------ ------------
 ASSETS

 Current Assets:
 Cash and cash equivalents                   $    12,446  $    10,543
 Accounts receivable, net                         25,483       24,999
 Inventories, net                                 29,523       26,851
 Prepaid expenses and other current assets         2,390        1,698
                                             ------------ ------------
     Total current assets                         69,842       64,091

 Property and equipment, net                      18,820       19,268
 Deposits and other assets                         1,356        1,296
 Deferred financing costs, net                       314          346
 Goodwill                                          6,317        6,317
                                             ------------ ------------
                                             $    96,649  $    91,318
                                             ============ ============

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
 Accounts payable                            $    14,342  $    11,658
 Accrued liabilities                               5,825        6,028
 Accrued compensation and benefits                 6,213        5,326
 Accrued restructuring costs                         406          424
                                             ------------ ------------
     Total current liabilities                    26,786       23,436

     Total long-term debt                         46,630       46,630

 Other long-term obligations                 $     5,430  $     4,790

 Common stock                                $        19  $        19
 Paid-in capital                                 184,022      183,871
 Accumulated deficit                            (168,071)    (168,898)
 Accumulated other comprehensive income            1,833        1,470
                                             ------------ ------------
                                                  17,803       16,462
                                             ------------ ------------
     Net stockholders' equity                $    96,649  $    91,318
                                             ============ ============



    CONTACT: Cherokee International Corporation
             Lin Fox, 714-508-2088 (Chief Financial Officer) lin.fox@cherokeepwr.com
             Ann Jones, 714-508-2043 (Investor Relations) info@cherokeepwr.com